UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2004

Date of Report (Date of earliest event reported)

KOPPERS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-12716	25-1588399
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(Address of principal executive offices)

(412) 227-2001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On July 15, 2004 the Company and Beazer East, Inc. (“Beazer East”) entered into an agreement to amend the December 29, 1988 asset purchase agreement between the parties to provide, among other things, for the continued tender of pre-closing environmental liabilities to Beazer East through July 2019.

As consideration for the agreement, Koppers will pay Beazer East four annual installments totaling $7 million, and provide cost-sharing arrangements as well as in-kind services at certain of the Company’s operating sites.

The Company believes the agreement provides financial strength and the benefit of cooperation between the parties to deal effectively with the environmental remediation and related liabilities for sites acquired from Beazer East.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2004

KOPPERS INC.

By	/s/ Brian H. McCurrie
Brian H. McCurrie, Vice President and Chief Financial Officer